UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2009

BIOHEART, INC.
(Exact name of registrant as specified in its charter)

Florida	1-33718	65-0945967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13794 NW 4th Street, Suite 212, Sunrise, Florida	33325
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 835-1500

                                            Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)       On November 5, 2009, Bioheart, Inc. appointed Lee A. Jones to serve as an independent member of its Board of Directors until the Company’s Annual Meeting of Shareholders or until her successor is duly elected and qualified.

Ms. Jones has been the Chief Administrative Officer of the Schulze Diabetes Institute at the University of Minnesota since June 2009. She has more than 25 years of healthcare and medical device industry experience. From 1997 to 2005, she served as President and Chief Executive Officer of Inlet Medical, Inc. (a Cooper Surgical company since November 2005), specializing in minimally interventional laparoscopic products. Prior to joining Inlet, she had a 14-year career at Medtronic, Inc. where she held various technical and operating positions, most recently serving as Director, General Manager of Medtronic Urology/Interstim division. Ms. Jones currently also serves as a member of the board of directors of Uroplasty, Inc. and Aveus. She holds a Bachelor of Science degree in Chemical Engineering and an Executive Management degree from the University of Minnesota.

The addition of Ms. Jones brings the Board’s membership to eight.

Ms. Jones received no compensation upon her appointment to the Board, but is eligible to participate in the various compensation plans available to other members of the Board. There are no arrangements or understandings pursuant to which Ms. Jones was selected as a director.

The Company issued a press release on November 11, 2009 with regard to the appointment. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Bioheart, Inc. dated November 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 11, 2009

BIOHEART, INC.

By: /s/ Karl Groth___________
Karl Groth
Chairman of the Board of Directors and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Bioheart, Inc. dated November 11, 2009